UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2009

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 33rd Street, Suite 518
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 5, 2009, the U.S. Securities and Exchange Commission (the “Commission”) announced the temporary suspension of trading in the shares of common stock of Spongetech Delivery Systems, Inc. (the “Company”).  The suspension commenced at 9:30 a.m. on October 5, 2009 and is scheduled to terminate at 11:59 p.m. on October 16, 2009.

The Commission announced that trading was temporarily suspended because of questions that have been raised about the accuracy and adequacy of publicly disseminated information concerning among other things, the amount of sales and customer orders received by the Company, investment agreements entered into by the Company and the Company’s revenues as reported in its financial statements.  In addition, the Commission announcement noted that the Company has not filed any periodic reports since its Quarterly Report on Form 10-Q for the period ended February 28, 2009.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: October 6, 2009	By:	/s/ Michael Metter
Michael Metter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 6, 2009.